                                                                      EXHIBIT 99
PRESS RELEASE


          AMSURG PREVIEWS FOURTH-QUARTER EARNINGS OF $0.29 PER DILUTED
            SHARE AND REVISES 2005 EARNINGS GUIDANCE FOR ANTICIPATED
                              GROWTH OF 20% TO 23%

                              --------------------

NASHVILLE, Tenn. (February 2, 2005) - Ken P. McDonald, President and Chief Executive Officer of AmSurg Corp. (NASDAQ: AMSG), today announced that the Company expects net earnings per diluted share for the fourth quarter of 2004 of $0.29. For the year ended December 31, 2004, the Company expects net earnings per diluted share from continuing operations and adjusted earnings per diluted share from continuing operations to total $1.09 and $1.11, respectively, within the Company's established guidance for the year. See page 3 for a reconciliation of adjusted net earnings from continuing operations to net earnings from continuing operations. AmSurg plans to announce its fourth quarter results on February 22, 2005.

         Mr. McDonald remarked, "During the fourth quarter, we opened nine new centers, including three through de novo development and six through acquisition. In addition, our fourth-quarter results reflect a 2% increase in same-facility revenues. Same-facility revenue growth was challenging for the fourth quarter because of a relatively strong performance for the fourth quarter of 2003, which included a higher than average revenue per procedure in part due to the Medicare rate increase in October 2003 that was reversed in 2004. As a result of this higher average revenue for 2003, there was a disparity between our same facility procedure growth, which was 4%, and our same facility revenue growth of 2%. Our same-facility revenue for full year 2004 increased 4%, within our 4% to 7% range of guidance for the year.

         "After a thorough review of center operations during our recently completed annual budgeting process, we expect same-facility revenue growth for 2005 in a range of 4% to 7%. However, several factors have emerged since the beginning of the fourth quarter that have caused us to re-evaluate our established guidance for 2005 and to revise it more in line with our long-term annual growth target of 20% plus. Our lower same-facility revenue growth for the fourth quarter of 2004 resulted in a lower base of revenues from which to begin 2005, thereby reducing our projected revenues for 2005. Our three Florida centers under development will open later than expected due to hurricane-related delays in construction, while five other centers under development at year end will open later than originally scheduled due to various construction and regulatory review delays. The acquisition of four centers combined in a single transaction that were expected to be completed in the fourth quarter of 2004 upon the determination of Certificate of Need approval are now expected to close in the first quarter of 2005. In January 2005 we received CON approval, subject to the satisfaction of certain administrative requirements, and are moving towards closing.








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AMSG Previews Fourth-Quarter Earnings of $0.29 Per Diluted Share
Page 2
February 2, 2005


         "As a result of the combined impact of these factors, we now expect net earnings per diluted share for 2005 in a range of $1.33 to $1.36, compared with the previous range of $1.42 to $1.45. This new guidance represents 20% to 23% growth from expected adjusted earnings per diluted share from continuing operations for 2004 of $1.11. In addition, our guidance includes revenues for 2005 in a range of $400 million to $420 million and the addition of 16 to 19 new centers. This number of new centers expected in 2005 is higher than usual due to the strength of our acquisition and development pipeline, with eight centers under development scheduled to open in 2005 and five acquisitions scheduled to close in the first quarter of 2005."

         AmSurg Corp. will hold a conference call to discuss this release today at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call over the Internet by going to www.amsurg.com and clicking Investor Relations or by going to www.streetevents.com at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call through the end of business on March 2, 2005.

         This press release contains forward-looking statements. These statements, which have been included in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties. Investors are hereby cautioned that these statements may be affected by the important factors, among others, set forth in AmSurg's filings with the Securities and Exchange Commission, and, consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the Company's ability to enter into partnership or operating agreements for new practice-based ambulatory surgery centers; its ability to identify suitable acquisition candidates and negotiate and close acquisition transactions, including centers under letter of intent; its ability to obtain the necessary financing or capital on terms satisfactory to the Company to execute its expansion strategy; its ability to generate and manage growth; its ability to contract with managed care payors on terms satisfactory to the Company for its existing centers and its centers that are currently under development; its ability to obtain and retain appropriate licensing approvals for its existing centers and centers currently under development; its ability to minimize start-up losses of its development centers; the ability of its physician partners to recruit additional physicians to their practices; its ability to maintain favorable relations with its physician partners; changes in the medical staff at its centers; changes in the rate setting methodology, payment rates, payment policies and the list of covered surgical procedures for ambulatory surgery centers by the Centers for Medicare & Medicaid Services; the risk of legislative or regulatory changes that would establish uniform rates for outpatient surgical services, regardless of setting; risks associated with the Company's status as a general partner of limited partnerships; the Company's ability to maintain its technological capabilities in compliance with regulatory requirements; risks associated with the valuation and tax deductibility of goodwill; the risk of legislative or regulatory changes that would prohibit physician ownership in ambulatory surgery centers; and the Company's ability to obtain the necessary financing to fund the purchase of its physician partners' minority interests in the event of a regulatory change that would require such a purchase. AmSurg disclaims any intent or obligation to update these forward-looking statements.









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AMSG Previews Fourth-Quarter Earnings of $0.29 Per Diluted Share
Page 3
February 2, 2005


         AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At December 31, 2004, AmSurg owned a majority interest in 128 centers and had nine centers under development.

Supplemental Financial Information


Reconciliation of Expected 2004 Adjusted Net                           For the Year Ended
Earnings Per Diluted Share from Continuing Operations: (1)             December 31, 2004
----------------------------------------------------------             -----------------
Net earnings per diluted share from
         continuing operations                                                $1.09
Add:  Loss on long-term note receivable,
         net of income taxes                                                   0.02
                                                                              -----
Adjusted net earnings per diluted share from
         continuing operations                                                $1.11
                                                                              =====


(1) Adjusted net earnings per diluted share from continuing operations is a non-GAAP financial measure. The Company believes its calculation of adjusted net earnings per diluted share from continuing operations provides a better measure of the Company's ongoing performance and better comparability to prior periods, because it excludes an item unrelated to the Company's core business operations. The adjusted items should not be considered in isolation or as a substitute for net earnings from continuing operations or net earnings from continuing operations per diluted share as determined in accordance with accounting principles generally accepted in the United States.




                                            Contact:
                                                      Claire M. Gulmi
                                                      Senior Vice President and
                                                      Chief Financial Officer
                                                      (615) 665-1283



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